Exhibit 99.1

Contacts:
Rajesh C. Shrotriya, M.D., CEO and President	Anna Kazanchyan, M.D.
Spectrum Pharmaceuticals, Inc.	Spectrum Pharmaceuticals, Inc.
(949) 743-9295	(949) 743-9215

Spectrum Pharmaceuticals Licenses RenaZorb™ from
Altair Nanotechnologies

—RenaZorb™ second-generation lanthanum-based phosphate binders which utilize Altair’s proprietary lanthanum nanomaterial technology have the potential to address a multi-billion dollar market opportunity for the treatment of hyperphosphatemia in patients with chronic kidney disease and end-stage renal disease

     IRVINE, Calif., January 31, 2005 – Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI) announced today that it has acquired worldwide exclusive rights to RenaZorb™ (two second-generation lanthanum-based phosphate binding agents) from Altair Nanotechnologies, Inc. (NASDAQ: ALTI). These novel non-aluminum, non-calcium phosphate binders which utilize Altair’s proprietary lanthanum nanomaterial technology have the potential to treat hyperphosphatemia, i.e., high phosphorus levels in blood, in patients with end-stage renal disease (ESRD) and chronic kidney disease (CKD), with potentially as little as one tablet per meal while currently approved therapies require as many as several tablets per meal. There are an estimated 340,000 ESRD patients in the U.S. who are on kidney dialysis, and the market for phosphate binding agents was in excess of $600 million in 2004. According to the National Kidney Foundation, the number of ESRD patients in the U.S. is expected to double over the next decade. In addition, there are an estimated 8.4 million CKD patients, representing a potential multi-billion dollar market opportunity, who are candidates for phosphate binder therapy under the National Kidney Foundation’s Kidney Disease Outcomes Quality Initiative (K/DOQI) Clinical Practice Guidelines, issued in 2003.

     Under the terms of the agreement, Spectrum acquired an exclusive worldwide license to develop and commercialize RenaZorb™ for all human therapeutic and diagnostic uses. Spectrum will pay to Altair an upfront payment of 100,000 shares of restricted Spectrum common stock and will make an equity investment of $200,000 for 38,314 shares of Altair common stock. In addition, Altair is eligible to receive payments upon achievement of a clinical development and certain regulatory and sales milestones, in addition to royalties on potential net sales. Additional financial details were not disclosed.

     “This in-licensing of RenaZorb is an important step in our continued effort to build an extensive and well-diversified portfolio of drug product candidates that span all stages of development and address significant unmet medical needs,” stated Rajesh Shrotriya, M.D., Chairman of the Board, Chief Executive Officer and President of Spectrum Pharmaceuticals, Inc. “We are extremely pleased to establish this alliance with Altair. We look forward to advancing RenaZorb™ into clinical trials, and pursuing the appropriate regulatory strategy to maximize its potential.”

     “We are delighted to have the opportunity to work with the Altair team and look forward to developing and commercializing RenaZorb” stated Luigi Lenaz, M.D., of Spectrum Pharmaceuticals, Inc. “We believe there is a significant unmet medical need for the treatment of hyperphosphatemia, a condition that leads to significant bone disorders and cardiovascular disease, and is associated with a significantly higher death risk in patients with chronic and end-stage kidney disease. According to K/DOQI Guidelines, fewer than 30 percent of dialysis patients are able to achieve and maintain serum phosphorus levels in the optimal range, despite dietary phosphorus restriction and treatment with currently marketed phosphate binders. As a non-aluminum, non-calcium phosphate binder, RenaZorb has the potential to become one of the preferred first-line treatment options for hyperphosphatemia under the new K/DOQI Guidelines because it has the potential to significantly improve patient compliance by lowering the daily pill burden to the lowest-in-class dosage, namely one tablet per meal, and smaller-sized tablets, in addition to a potentially more favorable safety and efficacy profile.”

     “We are delighted to have a collaborator for the first of our Life Sciences initiatives, RenaZorb, with the drug development, regulatory and commercialization expertise of Spectrum’s management,” stated Alan J. Gotcher, Ph. D., Chief Executive Officer of Altair Nanotechnologies, Inc. “We look forward to working with Spectrum to enhance and expedite the development of this promising compound.”

     “RenaZorb represents a new generation of high performance phosphate binding drugs that have significant promise in terms of dose and compliance”, stated Dr. Ravi Thadhani, M.D., M.P.H. Department of Medicine and Renal Unit, Massachusetts General Hospital, Boston MA, “The partnership between Altair and Spectrum is an excellent complementary marriage of leaders in their respective fields.”

About Spectrum Pharmaceuticals

Spectrum Pharmaceuticals is a specialty pharmaceutical company engaged in the business of acquiring, developing and commercializing proprietary and generic drug products for various indications. The Company’s current proprietary drug products are primarily focused on the treatment of cancer and related disorders. The Company’s lead drug, satraplatin, is a phase 3 oral, anti-cancer drug being co-developed with GPC Biotech AG, and has been granted fast-track status by the United States Food and Drug Administration (FDA) for its initial indication, second-line chemotherapy for hormone-refractory prostate cancer. Elsamitrucin, a phase 2 drug, is being studied for its initial indication, refractory non-Hodgkin’s lymphoma. EOquin™, a phase 2 drug, is being studied in the treatment of superficial bladder cancer. SPI-153 (formerly, D-63153), a phase 2 drug, is a 4th generation LHRH antagonist with the potential to treat hormone-dependent cancers as well as benign proliferative disorders, such as benign prostatic hyperplasia and endometriosis. The Company’s Abbreviated New Drug Application for ciprofloxacin, a broad-spectrum antibiotic and the generic version of Bayer Corporation’s Cipro® tablets, received approval from the FDA in September 2004. In addition, the Company has six Abbreviated New Drug Applications pending at the FDA. For additional information, including SEC filings, visit the Company’s web site at www.spectrumpharm.com.

Spectrum Pharmaceuticals, Inc. forward-looking statements

This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals that involve risks and uncertainties that could cause actual results to differ materially. These statements include but are not limited to statements that relate to our business and its future, the success of our oncology drug candidates in their initial indications and future indications, sales of ciprofloxacin, RenaZorb’s potential to treat hyperphosphatemia and be the preferred therapy, the size of the market opportunity, the number of ESRD and CKD patients in the future, the size of the tablet, the daily bill burden, the Company’s efforts to build an extensive and well-diversified portfolio, advancing RenaZorb into clinical trials, developing and commercializing RenaZorb, the experience of the Company’s management, the safety and efficacy profile of RenaZorb, patient compliance and any statements that relate to the intent, belief, plans or expectations of Spectrum or its management, or that are not a statement of historical fact. Risks that could cause actual results to differ include the possibility that our existing and new drug candidates may not prove safe or effective, the possibility that our existing and new drug candidates may not receive approval from the FDA in a timely manner or at all, the possibility that our existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the early stage of the development of RenaZorb, the possibility that RenaZorb may not be able to effectively treat hyperphosphatemia, the possibility that an effective dose of RenaZorb may require more than one pill, the possibility that the National Kidney Foundation may modify their guidelines, the possibility that price and other competitive pressures may make the marketing and sale of our proprietary and generic drugs not commercially feasible, the possibility that our efforts to acquire or in-license and develop additional oncology drug candidates may fail, our lack of revenues, our limited experience in establishing strategic alliances, our limited marketing experience, our limited experience with the generic drug industry, our dependence on third parties for clinical trials and other risks that are described in further detail in the Company’s reports filed with the Securities and Exchange Commission.